Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into on June 23, 2010 between LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (the “Company”), and PEGASUS PARTNERS IV, L.P. (“Purchaser”), a Delaware limited partnership.

WHEREAS, Purchaser has agreed to purchase units (“Units”) of the Company’s securities at a purchase price of $127.50 per Unit, with each Unit consisting of: (a) one share of the Company’s Series E Non-Convertible Preferred Stock, par value $0.001 per share; and (b) a warrant (the “Purchaser Warrants”) entitling the holder thereof to purchase 50 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an exercise price of $7.00 per share, subject to adjustment.

WHEREAS, on July 25, 2008, the Company entered into that certain Loan Authorization Agreement (as amended, the “Loan Agreement”) and Demand Note (as amended, the “Note”) with the Bank of Montreal (“BMO”), pursuant to which BMO established a revolving line of credit for the Company (the “Facility”).

WHEREAS, the Company has agreed to apply a portion of the Consideration (as defined below) to repay all amounts due under the Loan Agreement and the Note and to terminate the Facility.

WHEREAS, concurrently with the execution of this Agreement, the Company and Purchaser are entering into a Warrant Agreement setting forth the terms and conditions of the Purchaser Warrants.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Purchase and Sale of Purchaser Units. Purchaser shall purchase from the Company and the Company shall sell to Purchaser 235,295 Units (the “Purchaser Units”) in accordance with the terms and conditions of this Agreement.

2. Payment for Units; Delivery of Certificate. On or prior to the date hereof, Purchaser shall transmit by wire transfer of immediately available funds to the Company, in accordance with the wire transfer instructions previously delivered to Purchaser, an amount equal to $30,000,112.50 (the “Consideration”). On or promptly following the date hereof, the Company shall deliver to Purchaser in accordance with this Agreement a certificate representing the Purchaser Units purchased pursuant hereto.

3. Company Representations and Warranties. The Company represents and warrants to Purchaser that as of the date hereof:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and carry on its business as presently conducted.

(b) The issuance, sale and delivery of the Purchaser Units in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the issuance of the Common Stock upon exercise of the Purchaser Warrants, when issued, will have been duly authorized by all necessary corporate action on the part of the Company.

(c) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

(d) Schedule A attached hereto sets forth a true, complete and correct listing of all of the Company’s outstanding: (i) shares of Common Stock; (ii) shares of preferred stock, and (iii) securities convertible into or exchangeable for shares of Common Stock (the “Derivative Securities”), including the applicable exercise price of such Derivative Securities, other than any Derivative Securities issued pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan.

(e) SEC Reports; Financial Statements

i.	As of their respective filing dates, the most recent Form 10-K and Form 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC” and such filings the “Company SEC Documents”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a document the Company subsequently filed with the SEC, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ii.	The financial statements (including the related notes thereto) included (or incorporated by reference) in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since May 17, 2010, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, the rules of the SEC or policy or applicable law.

4. Purchaser Representations and Warranties. Purchaser represents and warrants to the Company that as of the date hereof:

(a) The Purchaser Units are being acquired for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Purchaser Units will not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

(b) Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of an investment in the Purchaser Units. Purchaser understands and acknowledges that such investment is a speculative venture, involves a high degree of risk and is subject to complete risk of loss.

(c) Purchaser is able to bear the economic risk of its investment in the Purchaser Units for an indefinite period of time because the Purchaser Units have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available. Purchaser: (i) understands and acknowledges that the Purchaser Units being issued to Purchaser have not been registered under the 1933 Act, nor under the securities laws of any state, nor under the laws of any other country and (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to Purchaser or the fairness of the terms of its investment in the Purchaser Units.

(d) Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as he has requested.

(e) This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

(f) Purchaser became aware of the offering of the Purchaser Units other than by means of general advertising or general solicitation.

(g) Purchaser is an “accredited investor” as that term is defined under the 1933 Act and Regulation D promulgated thereunder.

5. Covenants.

(a) Termination of Facility. Upon receipt of the Consideration, the Company will apply the necessary portion of such Consideration to repay all amounts due under the Loan Agreement and the Note and to permanently terminate the Facility.

(b) Purchaser Legal Fees. The Company will pay Purchaser’s or its affiliates’ outstanding invoices for legal services from Akin, Gump, Strauess, Hauer & Feld LLP (“Akin Gump”) to the extent that such invoices relate to services rendered in conjunction with Purchaser’s or its affiliates’ investment in the Company. In addition, the Company will pay up to $50,000 of the legal fees of Akin Gump incurred by Purchaser in connection with the transactions contemplated by this Agreement.

6. Indemnification by the Company. The Company shall save, defend, indemnify and hold harmless the Purchaser and its affiliates and the respective representatives, successors and assigns of each of the foregoing from and against any and all losses, damages, liabilities, deficiencies, claims, diminution of value, interest, awards, judgments, penalties, costs and expenses (including attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, “Losses”), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to any breach of any representation, warranty or covenant made by the Company and contained in this Agreement and the schedule hereto.

7. General Provisions.

(a) Choice of Law. The laws of the State of New York without reference to the conflict of laws provisions thereof, will govern all questions concerning the construction, validity and interpretation of this Agreement.

(b) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Purchaser.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute a single agreement.

(d) Acceptance by the Company. It is understood that this subscription is not binding on the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and shall be noted by execution of this Agreement by the Company where indicated.

(e) Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall survive until the close of business on the 120th day following the expiration of the applicable statute of limitations (after giving effect to any waiver, mitigation or extension thereof).

(f) Stockholder. Purchaser hereby acknowledges that, once accepted by the Company, this subscription is not revocable by Purchaser. Purchaser agrees that, if this subscription is accepted, Purchaser shall, and Purchaser hereby elects to: (i) become a stockholder of the Company; (ii) be bound by the terms and provisions hereof; and (iii) execute any and all further documents when and as requested by the Company in connection with Purchaser becoming a stockholder of the Company.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

COMPANY:

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ John T. Stanley
Name:	John T. Stanley
Title:	Chief Operating Officer

PURCHASER:

PEGASUS PARTNERS IV, L.P.

By:	Pegasus Investors IV, L.P.
its general partner

By:	Pegasus Investors IV GP, L.L.C.
its general partner

By:	/s/ Richard Weinberg
Name:	Richard Weinberg
Title:	Vice President

Signature Page to Subscription Agreement

SCHEDULE A

	Common Stock	Preferred Stock	Warrants
	Amount	Amount	Price	Amount

Common Stock	30,534,410

Stock Options

Preferred Stock
Series B		2,000,000
Series C		251,739	$0.84866	3,782,056
Series D		67,172,202	$6.00	61,841,720
			$12.00	5,330,482

Warrants
2007 PIPE			$6.00	842,742
BMO			$7.00	942,857
Debt Guarantee			$6.00	121,375
ICurie / Celsia			$6.40	6,250
ABM Industries, Inc.			$8.00	20,000

TOTAL	30,534,410	69,423,941		72,887,481